As filed with the Securities and Exchange Commission on June 23, 2000


                                                 Registration No.


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

--------------------------------------------------------------------------------


                                  FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        CALIFORNIA INDEPENDENT BANCORP
                        ------------------------------
            (Exact name of registrant as specified in its charter)


          CALIFORNIA                                            68-0349947
-------------------------------                             -------------------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)


       1227 BRIDGE ST., SUITE C, YUBA CITY, CALIFORNIA              95991
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                          (Zip Code)


                CALIFORNIA INDEPENDENT BANCORP 2000 EQUITY INCENTIVE PLAN
--------------------------------------------------------------------------------
                           (Full title of the plan)


                      LARRY D. HARTWIG, PRESIDENT AND CEO
                        CALIFORNIA INDEPENDENT BANCORP
                          1227 BRIDGE ST., SUITE C,
                         YUBA CITY, CALIFORNIA 95991
                    ---------------------------------------
                    (Name and address of agent for service)

                               (530) 674-4444
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE


                                           PROPOSED               PROPOSED
TITLE OF EACH CLASS                        MAXIMUM                MAXIMUM
OF SECURITIES TO BE     AMOUNT TO BE       OFFERING PRICE PER     AGGREGATE              AMOUNT OF
REGISTERED              REGISTERED (a)     SHARE (b)              OFFERING PRICE (b)     REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
Common Stock            100,000 Shares     $23.68                 $2,368,000             $625.15
(No Par Value)


(a) The number of shares being registered is the number of shares issuable under the California Independent Bancorp 2000 Equity Incentive Plan.

(b) Calculated in accordance with Rule 457(h) of the Securities Act of 1933, as amended ("Securities Act"). Estimated solely for the purpose of determining the registration fee, based upon the average of the high and low sale price for the Common Stock on June 20, 2000. Calculated pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended.

This registration statement, including exhibits, consists of 35 sequentially numbered pages. The Exhibit Index is located at page 5.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         CALIFORNIA INDEPENDENT BANCORP, a California corporation
("Registrant"), by this reference hereby incorporates into this registration statement the following documents:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999.

         (b) All other reports filed by the Company under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1999.

         (c) The description of the Registrant's common stock is contained in its Amendment No. 2 to Registration Statement on Form 10, filed with the Securities and Exchange Commission on April 13, 1996, pursuant to Section 12(g) of the Exchange Act.

         All other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all securities offered have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement made in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which is also incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Registrant's Articles of Incorporation and Bylaws provide for indemnification of agents including directors, officers and employees to the maximum extent allowed by California law including the use of an indemnity agreement. The Registrant's Articles further provide for the elimination of director liability for monetary damages to the maximum extent allowed by California law.

         California's Corporation's Code generally provides for the indemnification of officers, and directors and other agents who are made or are threatened to be made a party to any legal proceeding by reason of their service to the Company. Corporation's Code section 317 provides indemnification for expenses actually and reasonably incurred by any officer or director who has been successful on the merits with respect to the defense of any proceeding, but does not require indemnification in other circumstances. In other cases, Section 317 allows indemnification of a corporate agent, if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and its shareholders; provided that there shall be no indemnification for: (i) amounts paid in settling or otherwise disposing of a pending action without court approval; (ii) expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval;
(iii) matters in which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which the proceeding is or was pending shall determine that such person is entitled to be indemnified; or (iv) other matters specified in the Corporation's Code.

         The Registrant has in effect director and officer liability insurance policies indemnifying the Registrant and the officers, directors and certain assistant officers of the Registrant within specific limits for certain liabilities incurred by reason of their being or having been directors or officers. The Registrant pays the entire premium for these policies.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.


EXHIBIT NUMBER    DESCRIPTION OF EXHIBIT
--------------    ----------------------
      4.1         California Independent Bancorp 2000 Equity Incentive Plan.
                  Incorporated by reference from registrant's Definitive Proxy
                  Statement for its 2000 Annual Meeting of Shareholders filed
                  April 7, 2000 with the Commission.

      4.2         California Independent Bancorp 2000 Equity Incentive Plan Form
                  Nonqualifying Stock Option Agreement.

      4.3         California Independent Bancorp 2000 Equity Incentive Plan Form
                  Nonqualifying Stock Option Exercise Agreement.

      4.4         California Independent Bancorp 2000 Equity Incentive Plan Form
                  Incentive Stock Option Agreement.

      4.5         California Independent Bancorp 2000 Equity Incentive Plan Form
                  Incentive Stock Option Exercise Agreement.

      5           Opinion of Weintraub Genshlea & Sproul, Law Corporation

      23.1        Consent of Counsel (See Exhibit 5)

      23.2        Consent of Independent Auditors: Arthur Andersen LLP


ITEM 9.  UNDERTAKINGS.

The Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yuba City, State of California, on June 20, 2000.


                                    CALIFORNIA INDEPENDENT BANCORP, a
                                    California Corporation

                                    By:  /s/ Larry D. Hartwig
                                         ---------------------------
                                         Larry D. Hartwig, President
                                         and Chief Executive Officer


Pursuant to the requirements of the Securities Exchange Act of 1933, this report has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                            TITLE                              DATE
---------                                            -----                              ----
/s/ Robert J. Lampert                                                                   June 20, 2000
---------------------                      Executive Vice President
ROBERT J. LAMPERT                          and Chief Operating Officer
                                           (Principal Financial and
                                           Accounting Officer)

/s/ John L.  Dowdell                                                                    June 20, 2000
-------------------------                  Director
JOHN L. DOWDELL

/s/ Harold M. Eastridge                                                                 June 20, 2000
-------------------------                  Director
HAROLD M. EASTRIDGE

/s/ William H. Gilbert                                                                  June 20, 2000
-------------------------                  Director
WILLIAM H. GILBERT


                                       7


/s/ Larry D. Hartwig                                                                    June 20, 2000
-------------------------                  President, Chief Executive
LARRY D. HARTWIG                           Officer and Director

/s/ John I. Jelavich                                                                    June 20, 2000
-------------------------                  Director
JOHN I. JELAVICH

/s/ Donald H. Livingstone                                                               June 20, 2000
-------------------------                  Director
DONALD H. LIVINGSTONE

/s/ Alfred G. Montna                                                                    June 20, 2000
-------------------------                  Director
ALFRED G. MONTNA

/s/ David A. Offutt                                                                     June 20, 2000
-------------------------                  Chairman of the Board of
DAVID A. OFFUTT                            Directors, and Director

/s/William K. Retzer                                                                    June 20, 2000
-------------------------                  Director
WILLIAM K. RETZER

/s/Ross D. Scott                                                                        June 20, 2000
-------------------------                  Director
ROSS D. SCOTT

/s/ Michael C. Wheeler                                                                  June 20, 2000
-------------------------                  Director
MICHAEL C. WHEELER



                                       8